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                                                                     EXHIBIT 3.2

                              CERTIFICATE OF MERGER

                                       OF

                              THL FOOD PRODUCTS CO.

                                  WITH AND INTO

                             M-FOODS HOLDINGS, INC.

     The undersigned corporations do hereby certify that:

                                       I.

     The undersigned corporation, M-Foods Holdings, Inc., is the surviving corporation (the "Surviving Corporation") in a merger (the "Merger") between the following constituent corporations, and the name and state of incorporation of each of the constituent corporations in the Merger are as follows:

                 Name                           State of Incorporation
                 ----                           ----------------------
          THL Food Products Co.                        Delaware
          M-Foods Holdings, Inc.                       Delaware

     The name of the Surviving Corporation in the Merger is M-Foods Holdings, Inc.

                                       II.

     The Certificate of Incorporation of M-Foods Holdings, Inc., which is the surviving corporation, in effect on the date hereof, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the Merger.

                                      III.

     An Agreement and Plan of Merger among the parties to the Merger has been approved, adopted and executed by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of the State of Delaware and is on file at the principal place of business of M-Foods Holdings, Inc., 301 Carlson Parkway, Suite 400, Minnetonka, MN 55305.

                                       IV.

     A copy of the Agreement and Plan of Merger will be furnished by M-Foods Holdings, Inc., on request and without cost, to any shareholder of any constituent corporation.

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                                       V.

     The Merger was duly approved by the shareholders of the constituent corporations.

                                       VI.

     This Certificate of Merger shall be effective upon the filing hereof with the Secretary of State of the State of Delaware.

     DULY EXECUTED on this date November 20, 2003.

                                        M-Foods Holdings, Inc.


                                        By: /s/ John Reedy
                                            ------------------------------------
                                        Name: John Reedy
                                        Title: Chief Financial Officer


                                        THL FOOD PRODUCTS CO.


                                        By: /s/ John Reedy
                                            ------------------------------------
                                        Name: John Reedy
                                        Title: Chief Financial Officer


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